UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Navios Maritime Containers L.P.*

(Exact Name of Registrant as Specified in its Charter)

Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units representing limited partner interests	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to a registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-225677

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

*

The registrant is currently a private company named Navios Maritime Containers Inc. incorporated under the Republic of the Marshall Islands and will be converted into a limited partnership named Navios Maritime Containers L.P. organized under the laws of the Republic of the Marshall Islands in connection with the offering described in the Securities Act registration statement referenced below.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common units representing limited partner interests in Navios Maritime Containers L.P. (the “Registrant”) to be registered hereby is set forth under the captions “Prospectus Summary,” “Summary of the Offering,” “Our Distribution Policy,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Marshall Islands Tax Considerations” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-225677), initially filed with the Securities and Exchange Commission on June 15, 2018. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Navios Maritime Containers Inc.

Date: September 11, 2018	By:	/s/ Angeliki Frangou
Angeliki Frangou
Chairman of the Board of Directors and Chief Executive Officer